Cypress Environmental Partners, L.P. 8-K

Exhibit 99.1

CYPRESS ENVIRONMENTAL PARTNERS REPORTS FOURTH QUARTER RESULTS

TULSA, April 15, 2022 - Today, Cypress Environmental Partners, L.P., (NYSE: CELP) (“Cypress”) reported its financial results for the three months and year ended December 31, 2021.

FINANCING

Cypress continues to work with Deutsche Bank AG, its credit facility Administrative Agent, Lead Arranger and Bookrunner, and the six other banks (“Lenders”) and their financial and legal advisors regarding the credit agreement that matures on May 31, 2022. Because the credit agreement matures within one year, the financial statements in Cypress’s Annual Report on Form 10-K disclose substantial doubt about its ability to continue as a going concern, as defined under U.S. Generally Accepted Accounting Principles. This condition resulted in the auditor’s report on the financial statements including a “going concern” uncertainty paragraph, which is an event of default of the credit agreement.

Cypress, with the support of the Lenders, has engaged Piper Sandler to solicit potential debt and equity investors to submit proposals to recapitalize Cypress and has received several proposals that are currently being evaluated by the board of directors and the Lenders.

Cypress also continues to negotiate with contingent fee plaintiffs’ lawyers to resolve litigation and arbitration exposure regarding Fair Labor Standards Act (“FLSA”) claims and associated indemnification demands from customers against whom some such claims have been asserted. Cypress has entered into a settlement covering more than 60 plaintiffs and resolving all of the claims asserted directly against the Company. The ability to resolve such exposure has been an important factor in Cypress’s ability to obtain a renewal from the current Lenders and remains an important element of successfully raising new capital without an in-court restructuring. Cypress and the Lenders may pursue a number of options, including but not limited to the possibility of i) a sale of the debt to a third party; ii) a sale of the debt to a related party; iii) entering into an agreement with a new investor for a stalking horse bid that would lead to an in-court restructuring and section 363 process; or some combination of these actions which may include a court-supervised restructuring. Cypress has incurred and expects to continue to incur significant legal and advisory fees in developing its financing plans. Under the current credit agreement Cypress is responsible for the Lender-mandated legal and financial advisor expenses, which have now exceeded $2.5 million dollars.

The New York Stock Exchange (the “NYSE”) continues to monitor trading in Cypress’s common units for compliance with the NYSE’s requirement of a $15 million market capitalization over 30 trading days; the failure to satisfy this requirement would result in immediate suspension and commencement of delisting procedures. It is likely that Cypress’s common units would be delisted from the NYSE in the event of any restructuring or liquidation proceeding. Such a proceeding would also likely lead to Cypress’s common and preferred equity (including accrued and unpaid distributions) having no value, given the amount of Cypress’s senior secured debt, which is currently $58.1 million.

Cypress believes that its Lenders are fully aligned on the importance of business continuity and normal operations to ensure ongoing reliable service to Cypress’s customers. Cypress and the Lenders intend to complete the process described above without disruption to customers, inspectors, and other employees.

Cypress Environmental Partners, L.P. – Q4 2021 Earnings Release	Page 1 of 11

FINANCIAL HIGHLIGHTS

Cash balance of $8.3 million at December 31, 2021.

Outstanding borrowings of $54.2 million on the credit facility at December 31, 2021.

Net loss attributable to common unitholders of $4.1 million for the three months ended December 31, 2021.

Adjusted EBITDA of $(0.3 million) for the three months ended December 31, 2021.

Distributable cash flow (“DCF”) of $(1.5 million) for the three months ended December 31, 2021.

Common unit and preferred unit distributions remain suspended.

FOURTH QUARTER 2021 SUMMARY FINANCIAL RESULTS

	Three Months Ended
	December 31,
	2021	2020
	(Unaudited)
	(in thousands)

Net loss	$(2,675)	$(675)
Net loss attributable to common unitholders	$(4,099)	$(1,906)
Net loss per common limited partner unit – basic and diluted	$(0.34)	$(0.16)
Adjusted EBITDA (1)	$(284)	$1,469
Distributable cash flow (1)	$(1,546)	$(810)

(1)       This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, adjusted EBITDA attributable to limited partners, and distributable cash flow. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure in schedules at the end of this press release.

CEO'S PERSPECTIVE

“2021 was another difficult year, however I am proud of how our employees navigated the second straight year of COVID-19.  Despite over six months of negotiations, we regret that we have been unable to reach an agreement with our Lenders and therefore face the possibility of restructuring. Insiders (management, board, and individuals that control the general partner) own 76% of our equity (common and preferred units) and remain fully aligned with the minority unitholders. The FLSA wage litigation that swept through the inspection industry over the last several years has been expensive and time consuming for our customers, our competitors, and us. We were successful in negotiating a settlement covering over 60 cases; however, we have been unable to reach a global resolution despite months of negotiations.  Regardless of the outcome of the negotiations with our Lenders and the FLSA plaintiffs’ lawyers, we are mutually aligned with our Lenders to avoid any adverse impact with operations so that we can continue to serve our customers and maintain our great employees,” said Peter C. Boylan III, Chairman, President, and CEO.

Cypress Environmental Partners, L.P. – Q4 2021 Earnings Release	Page 2 of 11

SEGMENT UPDATE

Inspection Services

During the fourth quarter Cypress had an average headcount of approximately 430 inspectors working throughout the United States. Headcount declined in early 2022 as the result of changes to inspector pay practices, which were driven in part by the need to mitigate the risk of needing to defend against future FLSA litigation. In early 2022 competitors offering more aggressive pay practices solicited and hired approximately 65 of Cypress’s inspectors as a result of these changes.

Cypress continues to pursue business development. In fourth quarter 2021 Cypress submitted over a dozen bids, and thus far in 2022 Cypress has submitted another 16 new bid proposals.

General and administrative expense in 4th quarter 2021 included a $0.7 million accrual related to a settlement Cypress reached in early 2022 with over 60 plaintiffs in FLSA litigation.

Other income in 4th quarter 2021 included a gain of $1.6 million upon receipt of proceeds from the settlement of a dispute with another party.

Pipeline & Process Services (“PPS”)

Cypress discontinued the operations of its 51%-owned subsidiary Brown Integrity, which provided hydrotesting services. Cypress recorded gains of $1.0 million in 4th quarter 2021 related to asset sales within net income (loss) from discontinued operations, net of tax.

Water & Environmental Services (“Environmental Services”)

Cypress’s water treatment facilities generally receive more water when its customers’ oil production increases from the completion of new oil wells in North Dakota. 23 drilling rigs are currently operating in North Dakota.

In December 2021, Cypress recorded an impairment of $0.9 million to the fixed assets and lease assets of one of its water treatment facilities.

COMMON UNIT & PREFERRED UNIT DISTRIBUTIONS

In July 2020, Cypress announced that it had suspended common unit distributions. Cypress’s credit facility continues to contain significant restrictions on the payment of distributions. Cypress expects to use available cash for working capital needs including restructuring expenses. Cypress continues the suspension of the distribution payments to an affiliate of the general partner to which he is entitled on his preferred units.

FOURTH QUARTER 2021 OPERATING RESULTS BY BUSINESS SEGMENT

Inspection Services

The Inspection Services segment’s results for the three months ended December 31, 2021 and 2020 were:

Revenue - $26.7 million and $32.4 million, respectively.

Gross Margin - $3.1 million and $3.9 million, respectively.

Water & Environmental Services (“Environmental Services”)

The Environmental Services segment’s results for the three months ended December 31, 2021 and 2020 were:

Revenue - $1.1 million and $1.4 million, respectively.

Gross Margin - $0.6 million and $0.9 million, respectively

Cypress Environmental Partners, L.P. – Q4 2021 Earnings Release	Page 3 of 11

CAPITAL EXPENDITURES

During the quarter, Cypress had less than $0.1 million in capital expenditures, which is reflective of an attractive business model that requires minimal capital expenditures.

ANNUAL REPORT

Cypress filed its annual report on Form 10-K for the year ended December 31, 2021 with the Securities and Exchange Commission today. Cypress will also post a copy of the Form 10-K on its website at www.cypressenvironmental.biz. Unitholders may request a printed copy of these reports free of charge by contacting Investor Relations at Cypress Environmental Partners, L.P., 5727 S. Lewis Ave., Suite 300, Tulsa, OK 74105 or by e-mailing ir@cypressenvironmental.biz.

NON-GAAP FINANCIAL INFORMATION

This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA attributable to limited partners, and distributable cash flow. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. Cypress's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including revenues, net income or loss attributable to limited partners, net cash provided by or used in operating activities, or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity, or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by Cypress may not be comparable to similarly-titled measures of other entities because other entities may not calculate their measures in the same manner.

Cypress defines adjusted EBITDA as net income or loss exclusive of (i) interest expense, (ii) depreciation, amortization, and accretion expense, (iii) income tax expense or benefit, (iv) equity-based compensation expense, (v) and certain other unusual or nonrecurring items. Cypress defines adjusted EBITDA attributable to limited partners as adjusted EBITDA exclusive of amounts attributable to the general partner and to noncontrolling interests. Cypress defines distributable cash flow as adjusted EBITDA attributable to limited partners less cash interest paid, cash income taxes paid, maintenance capital expenditures, and cash distributions paid or accrued on preferred equity. Management believes these measures provide investors meaningful insight into results from ongoing operations.

These non-GAAP financial measures are used as supplemental liquidity and performance measures by Cypress's management and by external users of its financial statements, such as investors, banks, and others to assess:

financial performance of Cypress without regard to financing methods, capital structure or historical cost basis of assets;

Cypress's operating performance and return on capital as compared to those of other companies, without regard to financing methods or capital structure;

viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities; and

the ability of Cypress's businesses to generate sufficient cash to pay interest costs, support its indebtedness, and make cash distributions to its unitholders.

Cypress Environmental Partners, L.P. – Q4 2021 Earnings Release	Page 4 of 11

ABOUT CYPRESS ENVIRONMENTAL PARTNERS, L.P.

Cypress Environmental Partners, L.P. is a master limited partnership that provides essential environmental services to the utility and energy industries, including pipeline & infrastructure inspection, NDE testing, and in-line integrity support services throughout the United States. Cypress also provides environmental services to upstream and midstream energy companies and their vendors in North Dakota, including water treatment, hydrocarbon recovery, and disposal into EPA Class II injection wells to protect our groundwater. Cypress works closely with its customers to help them protect people, property, and the environment, and to assist their compliance with increasingly complex and strict rules and regulations. Cypress is headquartered in Tulsa, Oklahoma.

CAUTIONARY STATEMENTS

This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding Cypress Environmental Partners, L.P., including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond Cypress's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, Cypress's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.

The key risk factors that may have a direct bearing on Cypress's results of operations and financial condition are described in detail in the "Risk Factors" section of Cypress's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in Cypress's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Cypress undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.

Investors:

Contact: Cypress Environmental Partners, L.P. - Jeff Herbers – Vice President & Chief Financial Officer
jeff.herbers@cypressenvironmental.biz or 918-947-5730

Cypress Environmental Partners, L.P. – Q4 2021 Earnings Release	Page 5 of 11

CYPRESS ENVIRONMENTAL PARTNERS, L.P.

 Consolidated Balance Sheets

 As of December 31, 2021 and 2020

 (in thousands)

	December 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$8,251	$12,138
Trade accounts receivable, net	11,541	16,024
Assets of discontinued operations	3,176	8,182
Prepaid expenses and other	1,945	2,002
Debt issuance costs, net	444	—
Total current assets	25,357	38,346
Property and equipment:
Property and equipment, at cost	15,759	23,449
Less: Accumulated depreciation	9,622	14,059
Total property and equipment, net	6,137	9,390
Intangible assets, net	12,993	15,143
Goodwill	50,392	50,389
Finance lease right-of-use assets, net	60	112
Operating lease right-of-use assets	1,449	1,987
Debt issuance costs, net	—	242
Assets of discontinued operations	—	3,807
Other assets	590	570
Total assets	$96,978	$119,986

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable	$771	$855
Accounts payable – affiliates	99	58
Accrued payroll and other	5,350	4,768
Income taxes payable	55	268
Finance lease obligations	49	51
Operating lease obligations	429	439
Current portion of long-term debt	54,229	—
Liabilities of discontinued operations	36	1,582
Total current liabilities	61,018	8,021
Long-term debt	—	62,029
Finance lease obligations	4	55
Operating lease obligations	1,078	1,549
Liabilities of discontinued operations	—	245
Other noncurrent liabilities	318	182
Total liabilities	62,418	72,081

Owners’ equity:
Partners’ capital:
Common units (12,361 and 12,213 units outstanding at
December 31, 2021 and December 31, 2020, respectively)	13,472	27,507
Preferred units (5,769 units outstanding at December 31, 2021 and December 31, 2020)	48,424	44,291
General partner	(25,876)	(25,876)
Accumulated other comprehensive loss	(2,636)	(2,655)
Total partners’ capital	33,384	43,267
Noncontrolling interests	1,176	4,638
Total owners’ equity	34,560	47,905
Total liabilities and owners’ equity	$96,978	$119,986

Cypress Environmental Partners, L.P. – Q4 2021 Earnings Release	Page 6 of 11

CYPRESS ENVIRONMENTAL PARTNERS, L.P.

 Consolidated Statements of Operations

 For the Three Months and Years Ended December 31, 2021 and 2020

 (in thousands, except per unit data)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(unaudited)
Revenue	$27,772	$33,809	$117,317	$187,280
Costs of services	24,016	28,969	101,776	163,741
Gross margin	3,756	4,840	15,541	23,539

Operating costs and expense:
General and administrative	5,845	4,554	17,897	18,242
Depreciation, amortization and accretion	1,238	1,077	4,535	4,325
Impairments	881	—	881	—
Loss on asset disposals, net	23	—	32	5
Operating (loss) income	(4,231)	(791)	(7,804)	967

Other (expense) income:
Interest expense	(949)	(777)	(3,601)	(3,959)
Foreign currency (losses) gains	(21)	274	(16)	107
Other, net	1,712	129	2,024	530
Net loss before income tax expense	(3,489)	(1,165)	(9,397)	(2,355)
Income tax expense (benefit)	10	(29)	40	482
Net loss from continuing operations	(3,499)	(1,136)	(9,437)	(2,837)
Net income (loss) from discontinued operations, net of tax	824	461	(2,642)	2,471
Net loss	$(2,675)	$(675)	$(12,079)	$(366)

Net loss from continuing operations	$(3,499)	$(1,136)	$(9,437)	$(2,837)
Net income attributable to noncontrolling interests – continuing operations	9	5	30	19
Net loss attributable to limited partners – continuing operations	(3,508)	(1,141)	(9,467)	(2,856)
Net income (loss) attributable to limited partners – discontinued operations	443	269	(1,132)	1,441
Net loss attributable to limited partners	$(3,065)	$(872)	$(10,599)	$(1,415)

Net loss attributable to limited partners – continuing operations	$(3,508)	$(1,141)	$(9,467)	$(2,856)
Net income attributable to preferred unitholder	1,034	1,034	4,133	4,133
Net loss attributable to common unitholders – continuing operations	(4,542)	(2,175)	(13,600)	(6,989)
Net income (loss) attributable to common unitholders – discontinued operations	443	269	(1,132)	1,441
Net loss attributable to common unitholders	$(4,099)	$(1,906)	$(14,732)	$(5,548)

Net (loss) income per common limited partner unit:
Basic and diluted – continuing operations	$(0.37)	$(0.18)	$(1.11)	$(0.58)
Basic and diluted - discontinued operations	0.04	0.02	(0.09)	0.12
Basic and diluted	$(0.33)	$(0.16)	$(1.20)	$(0.46)

Weighted average common units outstanding:

Basic and diluted	12,350	12,211	12,318	12,181

Cypress Environmental Partners, L.P. – Q4 2021 Earnings Release	Page 7 of 11

Reconciliation of Net Loss to Adjusted EBITDA
and Distributable Cash Flow

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(in thousands)

Net loss	$(2,675)	$(675)	$(12,079)	$(366)
Add:
Interest expense	949	777	3,601	3,959
Depreciation, amortization and accretion	1,190	1,183	4,721	4,775
Income tax expense (benefit)	10	(29)	40	482
Equity-based compensation	329	232	1,152	961
Impairments	881	—	881	—
Foreign currency losses	21	—	16	—
Discontinued operations (a)	(989)	255	1,609	1,169
Less:
Foreign currency gains	—	274	—	107
Adjusted EBITDA	$(284)	$1,469	$(59)	$10,873

Adjusted EBITDA attributable to noncontrolling interests	(100)	314	(715)	1,588
Adjusted EBITDA attributable to limited partners	$(184)	$1,155	$656	$9,285

Less:
Preferred unit distributions paid or accrued	1,034	1,034	4,133	4,133
Cash interest paid, cash taxes paid, and maintenance capital expenditures	328	931	3,863	5,394
Distributable cash flow	$(1,546)	$(810)	$(7,340)	$(242)

(a)	Amounts include net loss on asset disposals, depreciation, amortization, and accretion expense, interest expense, and income tax expenses that were previously reported within the Pipeline & Process Services segment, prior to that segment being reported as a discontinued operation.

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Reconciliation of Net Loss Attributable to
Limited Partners to Adjusted EBITDA Attributable
to Limited Partners and Distributable Cash Flow

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(in thousands)

Net loss attributable to limited partners	$(3,065)	$(872)	$(10,599)	$(1,415)
Add:
Interest expense	949	777	3,601	3,959
Depreciation, amortization and accretion	1,190	1,183	4,721	4,775
Income tax expense (benefit)	10	(29)	40	482
Equity-based compensation	329	232	1,152	961
Impairments	881	—	881	—
Foreign currency losses	21	—	16	—
Discontinued operations (a)	(499)	138	844	630
Less:
Foreign currency gains	—	274	—	107
Adjusted EBITDA attributable to limited partners	$(184)	$1,155	$656	$9,285

Less:
Preferred unit distributions paid or accrued	1,034	1,034	4,133	4,133
Cash interest paid, cash taxes paid, and maintenance capital expenditures	328	931	3,863	5,394
Distributable cash flow	$(1,546)	$(810)	$(7,340)	$(242)

(a)	Amounts include net loss on asset disposals, depreciation, amortization, and accretion expense, interest expense, and income tax expenses attributable to limited partners that were previously reported within the Pipeline & Process Services segment, prior to that segment being reported as a discontinued operation.

Cypress Environmental Partners, L.P. – Q4 2021 Earnings Release	Page 9 of 11

Reconciliation of Net Cash Provided by Operating Activities to
Adjusted EBITDA and Distributable Cash Flow

	Years Ended December 31,
	2021	2020
	(in thousands)

Cash flows provided by operating activities	$3,317	$27,922
Changes in trade accounts receivable, net	(4,512)	(30,481)
Changes in prepaid expenses and other	(409)	897
Changes in accounts payable and accounts payable - affiliates	64	366
Changes in accrued payroll and other	(499)	9,614
Change in income taxes payable	213	747
Interest expense (excluding non-cash interest)	2,646	3,379
Income tax expense (excluding deferred tax benefit)	40	482
Bad debt expense, net of recoveries	29	(470)
Other	(14)	(44)
Discontinued operations (a)	(934)	(1,539)
Adjusted EBITDA	$(59)	$10,873

Adjusted EBITDA attributable to noncontrolling interests	(715)	1,588
Adjusted EBITDA attributable to limited partners	$656	$9,285

Less:
Preferred unit distributions paid or accrued	4,133	4,133
Cash interest paid, cash taxes paid, and maintenance capital expenditures	3,863	5,394
Distributable cash flow	$(7,340)	$(242)

(a)	Amounts include changes in working capital, interest expense, income tax expense, and other amounts that were previously reported within the Pipeline & Process Services segment, prior to that segment being reported as a discontinued operation.

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Operating Data

	Three Months		Years
	Ended December 31,		Ended December 31,
	2021	2020	2021	2020

Inspection Services Segment:
Average number of inspectors	431	546	456	730
Average revenue per inspector per week	$4,711	$4,520	$4,752	$4,769
Inspection Services gross margins	11.8%	12.0%	11.5%	10.9%

Environmental Services Segment:
Total barrels of saltwater processed (000's)	1,322	1,863	5,233	7,932
Average revenue per barrel	$0.82	$0.74	$0.83	$0.73
Environmental Services gross margins	56.9%	68.6%	58.9%	65.0%

Capital expenditures (inclusive of discontinued operations) (000's)	$30	$268	$347	$1,950
Common unit distributions (000's)	$—	$—	$—	$5,098
Preferred unit distributions paid (000's)	$—	$1,034	$—	$4,133
Preferred unit distributions accrued (000's)	$1,034	$—	$4,133	$—

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